UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-288383	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive office)

Registrant's telephone number (952) 548-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 12, 2010, Table Trac entered into an agreement with the Seminole Nation Division of Commerce, an agency and instrumentality of the Seminole Nation of Oklahoma, to provide an online casino management system at three gaming properties of the Seminole Nation of Oklahoma (Seminole Nation Casino, River Mist Casino, and Trading Post Casino). In connection with this agreement, Table Trac provided the Seminole Nation 48 month financing terms.

On December 18, 2012, Table Trac received notice from the Seminole Nation Gaming Enterprise that it was revoking acceptance of and terminating this Agreement and all ancillary agreements, claiming the system failed to meet expectations and representations made by Table Trac. The Company strongly disagrees with the Seminole Nation, and the parties are currently engaged in discussions in an attempt to resolve such differences. At the time of the termination notice, there was a total of $387,421 in unpaid past due invoices for payments on the casino management system, subsequent expansion parts and maintenance and service and a balance of $630,960 for future amounts due under the Agreement which have not yet been recognized in revenue. In the event the parties cannot amicably resolve this dispute, Table Trac intends to pursue all of its available remedies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.

By:	/s/ Brian Hinchley
Brian Hinchley Chief Financial Officer

Dated: February 5, 2013